UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2006

GERBER SCIENTIFIC, INC. (Exact name of Registrant as specified in its charter)

CONNECTICUT	1-5865	06-0640743
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

83 Gerber Road West, South Windsor, Connecticut	06074
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(860) 644-1551

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition

On July 13, 2006, Gerber Scientific, Inc. (the "Company") issued a press release announcing that it will restate its financial results from fiscal years ended April 30, 2002 through April 30, 2005 to correct an accounting error relating to the accounting for certain assets held in a rabbi trust that are directed by the Company to be used to fund benefit payments under the Company's nonqualified supplemental pension plan. The full text of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 4.02   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) On July 13, 2006, the Audit and Finance Committee (the "Committee") of the Company's Board of Directors concluded, based upon the recommendation of the Company's management, that certain of the Company's previously issued financial statements, which contained errors related to the accounting for certain assets held in a rabbi trust that are directed by the Company to be used to fund benefit payments under the Company's nonqualified supplemental pension plan (the "Nonqualified Plan"), should be restated. These accounting errors, which were discussed in the Company's earnings release issued and furnished to the Securities and Exchange Commission (the "SEC") on June 22, 2006, impacted the Company's consolidated financial position, results of operations and cash flows reported for fiscal years ended April 30, 1994 through April 30, 2005. The Company has determined that these errors materially misstated its consolidated results of operations for the fiscal year ended April 30, 2004, and therefore, has concluded that it will restate reported amounts in its previously issued financial statements for the fiscal years ended April 30, 2005, 2004, 2003 and 2002. As a result of the need to restate the previously issued financial statements for the fiscal years described above, investors should no longer rely on the consolidated financial statements for the fiscal years ended April 30, 2005, 2004 and 2003 included in the Company's Annual Report on Form 10-K for the year ended April 30, 2005 and the associated independent registered public accounting firm's reports currently on file with the SEC. The Company will include the restated financial statements for fiscal years ended April 30, 2005 and 2004 in its Annual Report on Form 10-K for the fiscal year ended April 30, 2006. Due to the time and effort involved in determining the effect of these adjustments on the Company's historical financial statements, the Company intends to file a Form 12b-25 to notify investors that the Company is extending the due date for filing its Annual Report on Form 10-K for the fiscal year ended April 30, 2006. The Company expects to file with the SEC as soon as possible, but no later than the filing deadline of July 31, 2006.

The foregoing accounting errors were caused by the incorrect treatment of assets held in the rabbi trust as "plan assets" of the Nonqualified Plan for purposes of determining net periodic pension cost and associated pension disclosures for the Nonqualified Plan under the Financial Accounting Standards Board's (FASB) Statement of Financial Accounting Standards No. 87, "Employers' Accounting for Pensions" (SFAS 87). As these assets were accounted for as plan assets of the Nonqualified Plan in the previously issued financial statements, an expected return on these assets was calculated and included in the determination of net periodic pension cost, which effectively reduced the associated annual expense related to the Nonqualified Plan. Additionally, the accrued benefit liability for the Nonqualified Plan was presented net of these assets on the Company's consolidated balance sheet.

As these assets are being held in a rabbi trust, they are available to the general creditors of the Company in the event of bankruptcy and should be recorded as long-term assets on the Company's consolidated balance sheet at their respective fair values and accounted for under FASB Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115). The accounting treatment under SFAS 115 for "available for sale" securities requires that any realized gains/losses on these assets be recorded through the income statement when incurred and any unrealized gains/losses be shown in other comprehensive income/loss and included in accumulated comprehensive income/loss on the balance sheet. As these assets were accounted for as assets of the Nonqualified Plan, realized and unrealized gains/losses from fiscal years 1994 through 2005 related to these assets were not reflected in the Company's consolidated balance sheet or financial results reported for those fiscal years.

The Company has conducted extensive procedures in order to determine the appropriate accounting treatment and to validate the amounts to be recorded for fiscal years 1994 through 2005, including obtaining revised actuarial valuations for the Nonqualified Plan and conducting audit testing by the Company's internal audit department of the adjustments recorded. This restatement will result in lower net earnings in certain fiscal years and higher net earnings in other fiscal years from fiscal 1994 through fiscal 2005. The restatement is expected to result in a cumulative net reduction of earnings during fiscal years 1994 through 2005 of approximately $0.7 million, net of applicable income tax benefits. The most significantly impacted individual year results were in fiscal 2004, with the revised accounting treatment expected to result in lower net earnings of approximately $1.0 million, net of income taxes, or $0.05 per diluted share, for that fiscal year. Additionally, the impact of applying the correct accounting treatment on the previously reported financial results for fiscal 2005 is expected to result in lower net earnings of approximately $0.1 million, net of income taxes, for that fiscal year. The restatement will impact the Company's previously disclosed cash flows, which is expected to reduce net cash from operating activities and increase net cash from investing activities for each of the restated fiscal years.

The expected impact of the adjustments on the previously disclosed April 30, 2005 balance sheet amounts will be an increase in long-term assets of approximately $5.3 million, and a corresponding net increase in long-term liabilities, accumulated other comprehensive loss and retained earnings, to properly reflect the fair value of the assets held in the rabbi trust and the accrued benefit liability and the additional minimum pension liability related to the Nonqualified Plan as of the end of fiscal 2005. The total unrealized gains, net of taxes, on the assets held in the rabbi trust as of April 30, 2005 will decrease the accumulated other comprehensive loss on the Company's previously disclosed April 30, 2005 balance sheet by approximately $0.2 million.

Management has performed its assessment of the control deficiency related to the above accounting errors and has concluded that the control deficiency that resulted in the restatement of the previously issued financial statements did not constitute a material weakness as of April 30, 2006. In making this determination, the Company concluded that the control deficiency related to the application of generally accepted accounting principles at the initial establishment of the rabbi trust in fiscal 1994. Additionally, employees hired after May 1, 2004 are not eligible for the Nonqualified Plan and the Company has no plans to establish any new rabbi trusts. Management is still completing its overall assessment of the effectiveness of the Company's disclosure controls and procedures and internal control over financial reporting for the fiscal year ended April 30, 2006.

The Committee and management of the Company have discussed the matters associated with the restatement disclosed in this Current Report on Form 8-K with PricewaterhouseCoopers LLP, the Company's current independent registered public accounting firm, as well as KPMG LLP, its former independent registered public accounting firm.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

The following is being furnished as an Exhibit to this report:
Exhibit Number	Description of Exhibit

99.1	Press release dated July 13, 2006, issued by Gerber Scientific, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GERBER SCIENTIFIC, INC.
July 13, 2006	By:	/s/ John J. Krawczynski
John J. Krawczynski Vice President, Chief Accounting Officer and Corporate Controller (On behalf of the Registrant and as Principal Accounting Officer)

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